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                                                                     Exhibit 3.2

                                     YUKON

                           BUSINESS CORPORATIONS ACT
                              (Section 27 or 171)


                                   FORM 5-01


                             ARTICLES OF AMENDMENT



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1.  NAME OF CORPORATION

    INDOCHINA GOLDFIELDS LTD.
    Corporate Access Number 24319

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2.  THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED PURSUANT
    TO A COURT ORDER:


    YES        NO    X
        ------    ------

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3.  THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:


4.  Number (or minimum or maximum number) of Directors:


    Minimum of 9 and a maximum of 15


6.  Other provisions, if any:

    The Directors may, between annual general meetings, appoint one or more additional Directors of the Corporation to serve until the next annual general meeting, but the number of additional Directors shall not at any time exceed one third of the number of Directors who held office at the expiration of the last annual general meeting of the Corporation, provided that the total number of directors shall not exceed the maximum number of directors fixed pursuant to the Articles.



June 10, 1996                                             Director
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4.  DATE               SIGNATURE                            TITLE



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